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                                                                   EXHIBIT 10.15

                        CSI INVESTMENT PARTNERS II, L.P.




                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP


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                        CSI INVESTMENT PARTNERS II, L.P.
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP


        AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated October 7, 1997, among Credentials II G.P. L.P., a Delaware limited partnership (the "General Partner"), and LINCOLNSHIRE EQUITY FUND, L.P., a Delaware limited partnership ("Fund") and the parties named in Schedule B annexed to this Agreement.

                              W I T N E S S E T H:

        WHEREAS, the undersigned are executing this Amended and Restated Agreement of Limited Partnership, as reformed (the "Agreement") for the purpose of amending the provisions of a certain limited partnership agreement, dated as of November 6, 1996 (the "Original Agreement"), with respect to a Delaware limited partnership formed under the name CSI Investment Partners II, L.P., pursuant to the Original Agreement and a Certificate of Limited Partnership filed with the Delaware Secretary of State on November 4, 1996 (as amended, supplemented or restated from time to time, the "Certificate"), in accordance with the provisions of the Delaware Revised Uniform Limited Partnership Act; and

        WHEREAS, the foregoing amendments include the addition of a new class of limited partners denominated as Class B Limited Partners (as hereinafter defined) and set forth relative rights of the Class A Partners and Class B Partners with respect to the Partnership as hereinafter provided; and

        WHEREAS, the original Agreement was amended and restated as of May 9, 1997; and

        WHEREAS, in June 1997, the parties to the Original Agreement executed Amendment No. 1 to that agreement and the provisions of that amendment are now restated as set forth herein; and

        WHEREAS, the Amended and Restated Agreement of Limited Partnership, dated May 9, 1997 (the "May 9 Writing") was intended to give effect to agreements reached on or about October 18, 1996 between Credentials Services International, Inc., a Delaware corporation (the "Company") and certain of its executive officers and key employees who are the persons named as Class B Limited Partners herein; and

        WHEREAS, each of the parties to this Agreement agrees and confirms that as a result of a mutual mistake made by each of the parties to the May 9 Writing, the provisions included in the May 9 Writing relating to the Preferred Return set forth in Section 4.2 of the May 9 Writing did not correctly reflect the mutual intention and agreement of the parties hereto; and



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        WHEREAS, the parties to this Agreement agree and confirm that because the above-mentioned provision in the May 9 Writing did not reflect their mutual intentions and agreement that it is not, and never was, part of the contract created among them; and

        WHEREAS, the parties to this Agreement desire to reform this Agreement to reflect their true intentions and agreement and desire that this Agreement, as reformed and revised, is not, and shall not be interpreted or deemed to constitute, a new contract or agreement or an amendment of the contract existing prior to the date of this Agreement, but rather a reformation of the existing agreement effected to express the true intentions and agreements of the parties to this Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made, and intending to be legally bound, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        The defined terms used in this Agreement, unless the context otherwise requires, shall have the meanings specified in this Article I and in the Preambles to this Agreement.

        "Accountants" shall mean such firm of independent public accountants as the General Partner may appoint, from time to time, as provided in Section 5.1.1(f).

        "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as the same may be amended from time to time, and any successor to such Act.

        "Affiliate" shall have the meaning ascribed thereto by Rule 12b-2 under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

        "Agreement" shall mean this Agreement of Limited Partnership, as originally executed and as subsequently amended, modified, supplemented or restated from time to time.

        "Capital Account" when used in respect to any Partner shall mean any Capital Contribution or Contributions actually made by such Partner to the Partnership, increased by the amount of all income and gains credited to the Capital Account of such Partner pursuant to Section 4.4. hereof and decreased by the sum of (a) all amounts of cash and assets distributed by the Partnership to such Partner pursuant to Sections 4.1 and 4.2 and (b) the amount of all losses charged to the Capital Account of such Partner pursuant to Section 4.3. This provision and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. Therefore,



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notwithstanding anything contained herein to the contrary and in further defining the method in which the Capital Accounts of the Partners shall, in all respects, be maintained in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv), and any optional charges, credits or adjustments to such Capital Accounts by the Partners which are provided for in such Regulations, and are otherwise proper under state law and this Agreement, and which are made by the Partnership and shall be made with any and all correlative adjustments to the Capital Accounts of the Partners required by Treasury Regulation Section 1.704-1(b)(2)(iv).

        "Capital Contributions" shall mean the capital contributions made in cash to the Partnership pursuant to Article III by the Partners or, as the context requires, by the General Partner and the Class A Limited Partners or, when such term is used in the singular, by any one Partner (or, in all cases, by the predecessor holders of the Interests of such Partner or Partners), as set forth in Schedule A hereto.

        "Cash Flow" for a Fiscal Year shall mean the aggregate cash receipts of the Partnership for such Fiscal Year from all sources (including sales of assets, refinancing of debt and amounts released from reserves no longer deemed necessary by the General Partner for the operation of the Partnership), other than receipts in respect of Capital Contributions, reduced by (i) appropriations for reserves which the General Partner may deem reasonably necessary for the discharge of the liabilities and obligations of the Partnership and (ii) repayment of the principal amount of Partnership debt.

        "Certificate" shall mean the Certificate of Limited Partnership of the Partnership, filed with the Delaware Secretary of State, as such Certificate may be amended or restated from time to time.

        "Class A Limited Partners" or "Class A Partners" shall mean the Limited Partners whose name or names are set forth on Schedule A hereto.

        "Class B Limited Partners" or "Class B Partners" shall be the Limited Partners whose names are set forth on Schedule B hereto.

        "Code" shall mean the Internal Revenue Code of 1986 and any amendments or additions thereto, and any predecessor or successor statute.

        "Company" shall mean Credentials Services International, Inc., a Delaware corporation, and its successors and assigns.

        "Company Stock" shall mean the issued and outstanding (i) common Stock, $.01 par value per share, and (ii) series A cumulative preferred stock, $.10 par value per share, of the Company.



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        "Consent" shall mean the consent of a Person, given as provided in
Section 10.1 to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require. Reference to the Consent or other action of a majority or specified percentage in Interest of the Limited Partners shall mean, respectively, the Consent or other action of the Class A Limited Partners whose aggregate Profit Percentages in the Partnership as of the time such Consent is given or required represent more than fifty percent (50%), or not less than the specified percentage, as the case may be, of the aggregate Profit Percentages of all Class A Limited Partners.

        "Contingent Profits Interest" shall mean the Interest which each of the Class B Limited Partners and the collective Interests which all of the Class B Limited Partners (as a class) shall have in the Partnership which are subject to vesting and forfeiture provisions set forth in Section 3.5.3 hereof.

        "Corporate Fund G.P." shall mean Credentials G.P., L.P., a separate limited partnership organized under Delaware law which is the general partner of CIS Acquisition Partners, L.P.

        "Designated Class A Stock" shall mean the aggregate of 35,910 shares of common stock of the Company evidenced by stock certificate number 3 which is issued to the Partnership.

        "Designated Class B Management Stock" shall mean the aggregate of 3,990 shares of common stock of the Company evidenced by stock certificates numbered 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 which are issued to the Partnership and are to be distributed to the Class B Limited Partners subject to and in accordance with the terms and conditions of Section 4.2 of this Agreement.

        "Employment Termination" shall mean the voluntary or involuntary termination of employment by a Class B Partner with the Company with or without cause or for any other reason whatsoever.

        "Employment Termination For Cause" shall mean the termination of any Class B Partner's employment with the Company for or by reason of any willful misconduct or gross negligence in the performance of his duties for the Company, the commission by any such Class B Limited Partner of any felony or any act of moral turpitude or any violation or breach in any material respect by any such Class B Limited Partner of any of the terms and conditions of his employment by the Company.

        "Fair Market Value" shall mean the value of Partnership assets, including the Company Stock, as determined in good faith by the General Partner after consultation with the Accountants.

        "Fiscal Year" shall mean the fiscal year commencing on January 1 of each year and ending on December 31 of the same year



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or, in the case of the first and last fiscal years, the fraction thereof which commences on the date on which the Partnership is formed under the Act (in the case of the first fiscal year) or which ends on the date on which the winding up of the Partnership is completed (in the case of the last fiscal year).

        "Fund" shall have the meaning given to such term in the preamble of this Agreement.

        "Fund G.P." shall mean Lincolnshire Equity Partners, L.P., a Delaware limited partnership, the general partner of Fund.

        "Gain From Sale" shall mean any income or gain of the Partnership for federal income tax purposes resulting from the sale of Company Stock or any other transaction the proceeds of which, in accordance with generally accepted accounting principles, are considered capital in nature, except that if the value of the Company Stock or other asset as carried on the books of the Partnership differs from its adjusted basis for federal income tax purposes at the time of such transaction, such income or gain will be calculated with reference to such value. In the event the value of any asset of the Partnership as carried on the books of the Partnership is adjusted (except in the case of an adjustment pursuant to section 734(b) or section 743(b) of the Code) to Fair Market Value, the amount of such adjustment shall be taken into account at the time of such adjustment as gain or loss from the disposition of such asset for purposes of computing Gains from Sale or Losses from Sale.

        "General Partner" shall mean Credentials II G.P. L.P., a Delaware limited partnership, its successors or any other Person that becomes the successor General Partner of the Partnership as provided herein, in all cases in such Person's capacity as the General Partner of the Partnership.

        "Incapacity" or "Incapacitated" shall mean, as to any Person, the adjudication of bankruptcy, incompetence or insanity, or the death, dissolution or termination (other than by merger or consolidation), as the case may be, of such Person.

        "Interest" shall mean the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement.

        "Limited Partners" shall mean, collectively, the Class A Partners (which, as of this date, consists solely of the Fund) and the Class B Partners and any other Person admitted to the Partnership as a Limited Partner as provided in this Agreement, and any Substituted Limited Partner, with respect to each such Person, in such Person's capacity as a limited partner of the



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Partnership and provided such Person has not withdrawn or been removed as a
Limited Partner.

        "Limited Partner" shall mean one of the Limited Partners.

        "Liquidation Trustee" shall mean a Person selected by a majority in Interest of the Limited Partners to act as a liquidating trustee as provided in
Section 7.5.1.

        "LMI" shall mean Lincolnshire Management, Inc., a Delaware corporation, and its successors and assigns.

        "LMI Management Consulting Agreement" shall mean that certain Management Agreement, dated September 30, 1994, as heretofore or hereafter amended, between the Company and LMI.

        "Losses From Sale" shall mean any net loss of the Partnership for federal income tax purposes resulting from the sale of Company Stock or any other transaction the proceeds of which, in accordance with generally accepted accounting principles, are considered capital in nature, except that if the value of the Company Stock or other asset as carried on the books of the Partnership differs from its adjusted basis for federal income tax purposes at the time of such transaction, such loss shall be calculated with reference to such value. In the event the value of any asset of the Partnership as carried on the books of the Partnership is adjusted (except in the case of an adjustment pursuant to section 734(b) or section 743(b) of the Code) to Fair Market Value, the amount of such adjustment shall be taken into account at the time of such adjustment as gain or loss from the disposition of such asset for purposes of computing Gains from Sale or Losses from Sale.

        "Net Cash Flow" for any period shall be an amount equal to Cash Flow reduced by Partnership Expenses.

        "Net Gain From Sale" means, for each Fiscal Year or other period, the excess of the sum of the Gains from Sale over the sum of the Losses from Sale recognized by the Partnership during such period.

        "Net Income or Net Loss" means for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code with the following adjustments: (i) any income of the Partnership that is exempt from Federal income tax and is not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be added to such taxable income or loss; and (ii) any expenditures of the Partnership described in
Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Income or Net Loss



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pursuant to this definition shall be subtracted from such taxable income or loss.

        "Net Loss From Sale" means, for each fiscal year or other period, the excess of the sum of the Losses From Sale over the sum of the Gains From Sale recognized by the Partnership during such period.

        "Net Sales Proceeds" shall mean the net proceeds from the sale or other disposition of Partnership assets by the Partnership, after deduction for (i) any expenses incurred with respect to such sale or other disposition and (ii) reserves which the General Partner may deem reasonably necessary for the discharge of the liabilities and obligations of the Partnership.

        "Partners" shall mean the General Partner and the Class A and Class B Limited Partners, collectively, unless otherwise indicated. "Partner" shall mean one of the Partners.

        "Partnership" shall mean the limited partnership created by the Original Agreement and the Certificate, as such limited Partnership may be constituted from time to time hereafter.

        "Partnership Expenses" shall mean the expenses of the Partnership described in Section 5.6.

        "Person" shall mean any individual, partnership, corporation, unincorporated organization or association, trust or other entity.

        "Regulations" shall mean the regulations issued by the United States Internal Revenue Service under the Code.

        "Sale of the Company" shall mean the sale, assignment or transfer of all of the then outstanding capital stock of the Company, by way of merger, consolidation or sale or exchange of shares of capital stock, or the sale or exchange of all or substantially all of the assets and business of the Company, for cash, securities or other property (or any combination thereof), to any one or more parties who are not Affiliates of the Company or of the Partnership in one or more series of related transactions.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Substituted Limited Partner" shall mean any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 7.3.

        "Transfer" shall mean any sale, exchange, transfer, pledge, mortgage, hypothecation, grant of a security interest in, assignment or other disposition by a Limited Partner of all or



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any fraction of its Interest in the Partnership as permitted pursuant to the terms of Article VII.

        "Unrecovered Capital" shall mean, with respect to each Class A Partner and the General Partner, the excess of the Capital Contributions made with respect to each such Partner's Interest over the aggregate distributions of Net Cash Flow and Net Sales Proceeds pursuant to Sections 4.1(a) to such Partner on account of such Partner's Interest.

        "Vested Profits Interest" shall mean the Interest of each Class B Partner and the collective Interests of all of the Class B Partners (as a class) in the Partnership which has or have vested, in whole or in part, in accordance with the provisions of Section 3.5.3 hereof but which is or are subject to, and shall be determined by, the provisions of Section 4.2 hereof.

                                   ARTICLE II
                     REFORMATION OF AGREEMENT; ORGANIZATION

        2.1 Reformation of Agreement. The May 9 Writing was intended to give effect to agreements reached on or about October 18, 1996 between the Company and certain of its executive officers and key employees who are the persons named as Class B Limited Partners herein. Each of the parties hereto hereby agrees and confirms that as a result of a mutual mistake made by each of the parties to the May 9 Writing, the provisions included in the May 9 Writing relating to the Preferred Return set forth in Section 4.2 of the May 9 Writing did not correctly reflect the mutual intention and agreement of the parties hereto. The parties hereto hereby agree and confirm that because the above-mentioned provision in the May 9 Writing did not reflect their mutual intentions and agreement that it is not, and never was, part of the contract created among them. The parties hereto hereby reform this Agreement to reflect their true intentions and agreement and this Agreement, as reformed and revised, is not, and shall not be interpreted or deemed to constitute, a new contract or agreement or an amendment of the contract existing prior to the date hereof, but rather a reformation of the existing agreement effected to express the true intentions and agreements of the parties hereto.

        2.2 Continuation. The Partnership was formed pursuant to the Original Agreement and the Certificate filed under the Act and the Partners desire to continue the Partnership pursuant to the provisions of the Act. The rights and liabilities of the Partners shall be as provided in the Act, except as herein otherwise expressly provided to the extent permitted by the Act.

        2.3 Name. The name of the Partnership is and shall continue to be "CSI Investment Partners II, L.P." or such other name as the General Partner shall determine on notice to the Partners.



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        2.4 Place of Business and Office; Registered Agent. The Partnership
shall maintain its principal place of business at c/o Lincolnshire Management, Inc., 780 Third Avenue, New York, New York 10017, or such other place as the General Partner shall determine. The registered agent of the Partnership is National Registered Agents, Inc. Notice of any change of such principal office or registered agent shall be given to all Partners on or before the date of any such change.

        2.5 Purpose. The principal purpose of the Partnership is to acquire, hold and dispose of Company Stock to purchase Company Stock and any other form of security, investment or instrument of the Company or any of its subsidiaries selected by the General Partner, and to do every over thing incidental or related to such activities or intended to enhance the value of the Partnership's assets as the General Partner may deem appropriate, subject to the provisions of this Agreement.

        2.6 Term. The term of the Partnership commenced on the filing of the certificate with the Delaware Secretary of State in accordance with the Act and shall continue in full force and effect until the earlier of (a) December 31, 2026, or (b) dissolution prior thereto pursuant to the provisions hereof.

        2.7 Qualification in Other Jurisdictions. The General Partner shall cause the Partnership to be qualified, formed, reformed or registered under foreign limited partnership statutes or similar laws in any jurisdiction in which the Partnership owns property or transacts business if such qualification, formation, reformation or registration is required in order to protect the limited liability of the Limited Partners or to permit the Partnership lawfully to own property or transact business in such jurisdiction, and shall cause the Partnership not to transact business in any such jurisdiction until it is so qualified, formed, reformed or registered. The General Partner shall execute, file and publish all such certificates, notices, statements or other instruments necessary to permit the Partnership to conduct business as a limited partnership in all jurisdictions where the Partnership elects to do business and to maintain the limited liability of the Limited Partners.

                                   ARTICLE III
                              PARTNERS AND CAPITAL

        3.1    General Partner.

               3.1.1 The General Partner is, and shall continue to be, Credentials II G.P. L.P., a Delaware limited partnership, and/or any other Person who becomes the successor General Partner as provided herein. The address and Capital Contribution of the General Partner are set forth on Schedule A hereto.

               3.1.2 The General Partner shall not be required to lend any funds or to make Capital Contributions to the



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Partnership in addition to that set forth on said Schedule A; provided, however, that if the General Partner or any Affiliate of the General Partner lends funds to the Partnership, the terms of such lending (i) must be as favorable to the Partnership as the terms that could have been obtained at the time of such lending from a Person that was not the General Partner or its Affiliate and (ii) may provide for (a) the grant of a security interest in favor of the General Partner or such Affiliate in any or all of the assets of the Partnership and (b) the repayment of such loans to the General Partner or any such Affiliate prior to the satisfaction of any of the Partnership's other obligations upon the dissolution, liquidation or winding up of the Partnership.

        3.2    Class A Limited Partners.

               3.2.1 The names, addresses and Capital Contributions of the Class A Limited Partners are set forth on Schedule A hereto and all such Class A Limited Partners are admitted to the Partnership as limited partners. The Capital Contributions of the Class A Limited Partners have been received by the Partnership on or before the date of this Agreement.

               3.2.2 Other than the Capital Contributions received by the Partnership from the Class A Limited Partners on or before the date of this Agreement, no Limited Partner shall be required to make any Capital Contributions or lend any funds to the Partnership; provided, however, that if any Class A Limited Partner or any Affiliate of any Class A Limited Partner lends funds to the Partnership, the terms of such lending must be as favorable to the Partnership as the terms that could have been obtained at the time of such lending from a Person that was not such Class A Limited Partner or an Affiliate of such Class A Limited Partner; provided, however, that any loan by any Class A Limited Partner or Affiliate may be made on such terms and subject to such security as are applicable to loans made by the General Partner under
Section 3.1.2 hereof.

        3.3    Partnership Capital and Loans.

               3.3.1 The General Partner's Contributions to the Partnership's capital shall equal its Capital Contributions as set forth on Schedule A. Each Class A Limited Partner has contributed to the Partnership in cash one hundred percent (100%) of the Capital Contribution to the Partnership's capital required to be made by such Limited Partner as set forth on Schedule A.

               3.3.2 No Class A Partner shall be paid interest by the Partnership or by the General Partner on, or in respect of, any Capital Contribution to the Partnership or on such Class A Partner's Capital Account.

               3.3.3 No Class A Partner shall have any right to demand the return of its Capital Contribution other than upon



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dissolution of the Partnership pursuant to Article VIII. The General Partner shall have no personal liability to the Class A Limited Partners for the return of their Capital Contributions or repayment of any loans they may make to the Partnership, and shall be under no obligation to distribute any amount to the Class A Partners, unless, prior thereto, all liabilities of the Partnership to Persons other than Partners shall have been paid or, in the good faith determination of the General Partner, there shall remain in the Partnership, following the distribution, property sufficient to pay such liabilities.

        3.4 Liability of Partners. Except as specifically set forth herein, no Limited Partner shall have any personal liability whatever in his or its capacity as a Limited Partner, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts, liabilities, contracts or any other obligations of the Partnership or for any losses of the Partnership. Subject to the provisions of the Act, a Limited Partner shall be liable only to make its Capital Contribution and shall not be required to lend any other funds to the Partnership, or after its Capital Contribution shall have been paid in full, to make any further Capital Contribution to the Partnership or to repay to the Partnership, any Partner or any creditor of the Partnership all or any fraction of any negative amount of such Limited Partner's Capital Account.

        3.5    Class B Limited Partners.

               3.5.1 The names, addresses and Contingent Profits Interest of each of the Class B Limited Partners are set forth on Schedule B hereto.

               3.5.2 Capital Contributions. None of the Class B Limited Partners has made any Capital Contributions to the Partnership and each Class B Limited Partner's initial Capital Account in the Partnership shall be zero. Notwithstanding the foregoing, the Class B Limited Partners are required on May 1, 2000 to make a capital contribution in an amount for each Class B Limited Partner determined by multiplying six million six hundred thousand dollars ($6,600,000) by that partner's Contingent Profits Interest set forth in Schedule B.

               3.5.3      Vesting and Distribution of Management Shares.

               (a) The sole Interest of each Class B Limited Partner in the Partnership shall be his respective interest in the income, profits, proceeds and distributions from and of the Designated Class B Management Stock which shall vest and be subject to forfeiture in the following percentages in the event of his Employment Termination during the following periods:



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
     Percentage of
      Contingent                             Employment
Profits Interest Vested                  Termination Period
-----------------------                  ------------------
Zero Percent (0%)                       From date hereof
                                        through April 30, 1998

Thirty-three and one-                   From May l, 1998
third percent (33 1/3%)                 through April 30, 1999

Sixty-six and                           From May 1, 1999
two-thirds percent                      through April 30, 2000
(66 2/3%)

One hundred percent                     From and after May 1,
(100%)                                  2000.


               (b) Notwithstanding the schedule of vesting of the Contingent Profits Interests of the Class B Limited Partners set forth in paragraph (a) of this Section 3.5.3, the vesting of all or any then remaining percentages of the Contingent Profits Interests held by any one or more Class B Limited Partners shall be accelerated in their entirety (automatically and without further act of the parties) and become Vested Profits Interests as of the close of business on the day immediately preceding the date of consummation of the Sale of the Company, provided, however, that, in the event that the Sale of the Company is not consummated within thirty (30) days after the date of such accelerated vesting, then such accelerated vesting shall be canceled and be of no further force or effect and the schedule of vesting and forfeiture of the Contingent Profits Interests held by such Class B Partners set forth in paragraph (a) of this Section 3.5.3 shall be reinstated in its entirety.

               3.5.4 Reallocations or Cancellations of Interests. In the event of any Employment Termination by the Company of any Class B Limited Partner during any of the foregoing periods which results in the forfeiture of all or any percentage of the Contingent Profits Interest of any such Limited Partner, such forfeited Contingent Profits Interest may be: (a) reallocated and issued by the General Partner, in its sole and absolute discretion, to such other one or more Class B Limited Partners or to any new Class B Limited Partner to be admitted hereafter as a Partner of the Partnership and, in either such event, such reallocated Contingent Profits Interest shall vest and be subject to forfeiture in accordance with such schedule or conditions as the General Partner deems, in its sole and absolute discretion, appropriate, or (b) cancelled in its entirety, thereby reducing the total Contingent Profits Interest allocable to the Class B Limited Partners (as a class) as the General Partner shall, in its sole and absolute discretion, determine; and PROVIDED, HOWEVER, that, in the event of the Employment Termination for Cause by the Company of any Class B Limited Partner, any Contingent Profits Interest and/or Vested Profits Interest in the



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Partnership then held by such Class B Limited Partner, shall thereupon, and without further act of the Partnership or of such Class B Limited Partner, be cancelled and forfeited in its entirety to the Partnership (which may be reallocated or cancelled by the General Partner as hereinabove provided) and shall thenceforth not constitute any Interest, whether Contingent Profits Interest or Vested Profits Interest or otherwise, in the Partnership and such Person shall not be entitled to any rights or benefits whatsoever deriving from or with respect to his prior relationship as a Class B Limited Partner of the Partnership and the Partnership shall not have any obligations whatsoever to such Person.

               3.5.5 Section 83(b) Election. As a condition of admission to the Partnership, each Class B Limited Partner hereby further agrees to make an election under Section 83(b) of the Code to report income, if any, relating to or by reason of his receipt of a Contingent Profits Interest.

        3.6    Status of Limited Partners.

               3.6.1 The Limited Partners shall not participate or take part in the control of the Partnership business and shall have no right or authority to act for, or bind, the Partnership.

               3.6.2 Unless named in this Agreement, or unless admitted to the Partnership as the General Partner, a Limited Partner or a Substituted Limited Partner, as provided in this Agreement, no Person shall be considered a Partner. The Partnership and the General Partner need deal only with Persons so named or admitted as Partners. Neither the General Partner nor the Partnership shall be required to deal with any other Person merely because of an assignment or transfer of a Partnership Interest to such Person as a result of an assignment thereof or a transfer thereof by reason of the Incapacity of a Partner. Any distribution by the Partnership to the Person shown on the Partnership's books and records as a Partner or to its legal representatives, or the permitted assignee of the right to receive Partnership distributions as provided herein, shall acquit the Partnership and the General Partner of any liability to any other Person who may be interested in such distribution by reason of any other assignment by the Partner or by reason of his Incapacity, or for any other reason.

               3.6.3 The General Partner also may be a Limited Partner of the Partnership, upon acquiring the Interest of a Limited Partner. The General Partner shall, in its capacity as a Limited Partner, be entitled to participate in any Consent of the Limited Partners, and the Interest of the General Partner as a Limited Partner shall be counted in any computations required in any such Consent.

                                   ARTICLE IV
                           DISTRIBUTIONS; ALLOCATIONS

        4.1 Distributions Prior to Termination and Dissolution of the
Partnership.

               (a) Net Cash Flow and Net Sales Proceeds shall be distributed to the Partners, 99% to the Class A Limited Partners and 1% to the General Partner.

               (b) All distributions of Net Cash Flow and Net Sales Proceeds made within any Fiscal Year shall be subject to adjustment by reference to the Partnership's financial statements for such Fiscal Year. If any additional amount is to be distributed or paid by reason of such financial statements, such additional amount shall be deemed distributed for such Fiscal Year; and if any excess amount was distributed for such Fiscal Year as reflected by such financial statements, the excess amount shall be taken into account in determining subsequent distributions or payments.

        4.2    Distributions to Class B Partners.

               4.2.1 Designated Class B Management Stock shall be distributed to the Class B Limited Partners in accordance with Section 4.2.2 as the Class B Limited Partners' Contingent Profits Interests become Vested Profits Interests. To facilitate these distributions, Designated Class B Management Stock (consisting of 3,990 shares of Company Stock ) will be evidenced by share certificate nos. 4-14, which will be held by and in the name of the Partnership until such time as Designated Class B Management Stock is to be distributed to the Class B Limited Partners. The remaining Company Stock held by the Partnership, the Designated Class A Stock (consisting of 35,910 shares of Company Stock), will be evidenced by share certificate no. 3. None of the Class B Limited Partners shall have any direct, indirect, vested or contingent right to receive any Gain From Sale or any other dividends or other income from, or any distribution of, any of the Designated Class A Stock or any proceeds or other consideration received by the Partnership in connection with the sale, exchange or other disposition of the Designated Class A Stock. No Partners other than the Class B Partners shall have any right to receive any distribution of Designated Class B Management Stock or any proceeds or other consideration received by the Partnership in connection with the sale, exchange or other disposition of the Designated Class B Management Stock, except to the extent that the Class B Limited Partners cease to be Partners and do not have Vested Profits Interests. The Partnership shall not sell, transfer, assign or exchange any of the Designated Class B Management Stock, except to the extent required to pay expenses in connection with liquidation of the Partnership which would be allocable to the Class B Limited Partners' Interests.

               4.2.2 At such time as, and to the extent that, a Class B Limited Partner's Contingent Profits Interest becomes a Vested Profits Interest, such Class B Limited Partner shall be entitled , and only entitled to, distributions in-kind of Designated Class B Management Stock with respect to his or her Vested Profits Interest. Each such Class B Limited Partner shall receive such percentage of the Designated Class B Management Stock as shall be determined by a fraction, the numerator of which shall be each such Class B Limited Partner's percentage of the Vested Profits Interests (of all Class B Limited Partners) and the denominator of which shall be ten (10) or such lesser number as then equals the total Vested Profits Interest percentage to which the Class B Limited Partners (as a class) are then entitled after giving effect to the provisions of
Section 3.5.4 hereof.

        4.3    Allocation of Net Income and Net Loss.

               (a) Net Income and Net Gain From Sale. Net Income and Net Gain From Sale for any Fiscal Year shall be allocated in such manner as equitably reflects amounts of cash distributed (or, in the case of unrealized income, amounts to be distributed) to the Class A Limited Partners and the General Partner pursuant to Section 4.1(a).

               (b) Net Loss and Net Loss From Sale. Net Loss and Net Loss From Sale for any fiscal year shall be allocated, to the extent of prior allocations of Net Income and/or Net Gain From Sale, in the reverse order and priority that Net Income and/or Net Gain From Sale have been allocated pursuant to Section 4.3(a). Net Loss and Net Loss From Sale in excess of any Net Income and/or Net Gain From Sale shall be allocated among the General Partner and Class A Limited Partners pro rata in accordance with the positive balances in their Capital Accounts.

               (c) Deficits in Capital Accounts. The Net Loss and Net Loss From Sale allocated pursuant to Section 4.3(b) hereof shall not exceed the maximum amount of losses that can be so allocated without causing any Limited Partner to have a deficit in his Capital Account at the end of any Fiscal Year. In the event that some but not all of the Limited Partners would have a deficit in his Capital Account as a consequence of an allocated Net Loss or Net Loss From Sale pursuant to Section 4.3(b), the limitation set forth in this Section 4.3(c) shall be applied on a Limited Partner by Limited Partner basis so as to allocate the maximum permissible losses to each Limited Partner under Section 1.704-1(b)(2)(ii)(d) of the Regulations. All Net Loss and/or Net Loss From Sale in excess of the limitation set forth in this Section 4.3(c), shall be allocated among the Partners in accordance with their interests in the Partnership as determined under the Regulations. Offsetting allocations of Net Income and Net Gain From Sale shall be made in subsequent Fiscal Years so as to achieve as nearly as possible the results that would have been achieved had this Section 4.3(c) not been included in this Agreement.

               (d) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704- 1(b)(2)(ii)(d)(4) or Regulations Section 1.704-1(b)(2)(ii)(d)(6), or otherwise, which results in such Partner having a Capital Account deficit, items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Capital Account deficit of such Partner as quickly as possible, provided that an allocation pursuant to this
Section 4.3(d) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.3(d) were not in the Agreement.

               (e) Tax Allocations on Gross-Up. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property (other than cash) contributed to the capital of the Partnership shall be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial fair market value as determined by the General Partner for entry on the books of the Partnership. In the event the value of any Partnership asset on the books of the Partnership is adjusted (except in the case of an adjustment pursuant to Section 734(b) or Section 743(b) of the Code) to its Fair Market Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and such value in the same manner as under Section 704(c) of the Code and the Treasury regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purposes and intention of this Agreement. Allocations pursuant to this Section 4.3(c) are solely for the purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Net Income, Net Gain From Sale, Net Loss, Net Loss From Sale or other items, or distributions pursuant to any provision of this Agreement.

               In any event the value of any Partnership asset is adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(f), subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its value in the same manner as under Code Section 704(c) and the Regulations thereunder. It is understood that the admission of the Class B Limited Partners is an event described in

Regulation Section 1.704-1(b)(2)(iv)(f), and the assets of the Partnership as of the date hereof shall be revalued and any income or loss resulting therefrom shall be allocated among the Class A Limited Partners and the General Partner pursuant to such Regulation.

        4.4 Determination of Distributions and Allocations Among Limited Partners. Unless the context requires otherwise, all Net Cash Flow, Net Sale Proceeds, Net Income and Net Gain From Sale distributed or allocated to the Limited Partners generally shall be distributed or allocated to each such Limited Partner entitled to such distribution or allocation in proportion to the Interests of each such Limited Partner as set forth on Schedule A and Schedule B, respectively, provided, however, that no such distributions shall be made to the Class B Limited Partners except with respect to distributions of Designated Class B Management Company Stock in accordance with Section 4.2.2. Net Loss and Net Loss From Sale allocable to the Partners or to the Class A Limited Partners shall be allocated in proportion to the Capital Contributions made by such Class A Limited Partners.

        4.5 Distribution and Payments In-Kind. The General Partner, in its sole discretion, may distribute Partnership assets in kind to the General Partner and/or the Class A Limited Partners at such times and in such amounts as cash could be distributed to such Partners, and the General Partner shall distribute only Designated Class B Management Restricted Stock to the Class B Limited Partners in accordance with Section 4.2.2. Any unrealized gain or unrealized loss with respect to any asset distributed in kind shall be reflected in such Partners' Capital Accounts as if such asset had been sold for its Fair Market Value on the date of distribution, the proceeds derived therefrom had been distributed to the Partner receiving the asset, and the amount of gain or loss with respect thereto had been allocated to such Partners pursuant to Section
4.3. If any Class B Limited Partner would have a Capital Account deficit as a result of the distribution of Designated Class B Management Stock to such Class B Limited Partner, the special allocation provisions of Section 4.3(d) shall be applied to eliminate the Capital Account deficit of such Class B Limited Partner resulting from such distribution. This provision shall apply to any distribution of Designated Class B Management Stock to a Class B Limited Partner, whether in liquidation of such Class B Limited Partner's Interest or in liquidation of the Partnership or a non-liquidating distribution to such Class B Limited Partner.

        4.6 The Partnership shall not be responsible for, and shall not be required to pay or to reimburse, any of the Class A Partners or any of the Class B Partners for all or any portion of federal, state or other tax liabilities arising out of their acquisition of Interests in the Partnership or by reason of any Net Income allocations to, or distributions of, Net Cash Flow and/or Net Gain From Sale to any of the Limited Partners.

                                    ARTICLE V
                    RIGHTS AND DUTIES OF THE GENERAL PARTNER

        5.1 Management and Administration.

               5.1.1 Except as overwise expressly provided herein or by law, the General Partner is hereby vested with the full, exclusive and complete right, power and discretion to operate, manage and control the affairs of the Partnership and to make all decisions affecting Partnership affairs, as deemed proper, necessary or advisable by the General Partner to carry on the business of the Partnership as described in Section 2.5 and the General Partner shall have all of the rights, powers and obligations of a general partner of a general or limited partnership under the Act and otherwise as provided by law.

               Without limiting the generality of the foregoing, all of the Partners hereby specifically agree and consent that the General Partner may, on behalf of the Partnership, at any time, from time to time and without further notice to or Consent from any other Partner, do the following, directly or indirectly through a subsidiary:

                          (a)       purchase of Company Stock or any other
class of capital stock of the Company now or hereafter authorized or debt instruments issued by the Company or options, warrants or other rights to purchase any of the foregoing for the Partnership as contemplated by Section 2.5 hereof;

                          (b)       sell all or any part of the
Partnership's assets (including all or part of the Company Stock) whether for cash or securities and on such reasonable terms as the General Partner shall determine to be appropriate;

                          (c)       pledge, hypothecate and/or grant or
assign a security interest in all or any portion of the Company Stock owned of record and/or beneficially by the Partnership to any one or more Persons as a condition or in consideration of, in connection with or in order to secure or collateralize any loans or advances made by any of such Persons to the Company and/or the Partnership;

                          (d)       vote the Company Stock owned by the
Partnership, enter into, and perform under, any stockholders agreement, voting trust, proxy or other agreement governing the Company Stock and act as a stockholder of the Company with whatever power the Partnership has by virtue of its percentage ownership of the Company Stock, by contract or otherwise;

                          (e)       incur all expenditures permitted by this
Agreement, and, to the extent that funds of the Partnership are available, pay all expenses, debts and obligations of the Partnership;

                          (f)       engage, compensate and discharge any
agent, attorney, employee, accountant, consultant or other person, including anyone who, in addition to acting in such capacity, may also be a General Partner, Affiliate, or Limited Partner hereunder (or officer, director or equity owner thereof), at such compensation and upon such terms and conditions as the General Partner may deem appropriate;

                          (g)       maintain such bank accounts on behalf of
the Partnership and make such signature arrangements with respect thereto, as the General Partner shall determine to be appropriate;

                          (h)       enter into agreements with any and all
persons, entities and governmental agencies with respect to the financing and operating of the Partnership business upon such terms as the General Partner deems appropriate;

                          (i)       compromise, submit to arbitration, sue
on or defend all claims in favor of or against the Partnership;

                          (j)       do all acts it deems necessary or
appropriate to further the Partnership business or for the protection and preservation of the Partnership assets;

                          (k)       determine the appropriate accounting
method or methods to be used by the Partnership;

                          (l)       amend this Agreement to reflect the
substitution or addition of a Limited Partner or a General Partner or the reduction of Capital Accounts upon the return of capital to the Class A Partners;

                          (m)       cause the Partnership to enter into
transactions in which the General Partner or Affiliates have an interest including, but not limited to, transactions which involve the purchase or sale of any property or securities to or from the Partnership, and transactions in which (i) services will be rendered for or by the Partnership, or (ii) fees or commissions will be received by the General Partner or Affiliates from the Partnership (or officer, director or equity owner thereof);

                          (n)       enter into, execute, amend, supplement,
acknowledge and deliver any and all contracts, agreements or other instruments as the General Partner shall determine to be appropriate in furtherance of the purposes of the Partnership;

                          (o)       pending cash distributions to the
Partners, invest in short-term investments;

                          (p)       admit an assignee of all or any fraction
of a Limited Partner's Interest or the General Partner's Interest to be a Substituted Limited Partner or a substituted General

Partner in the Partnership pursuant to and subject to the terms of Section 7.3 or 6.1, respectively;

                          (q)       be responsible for providing those
administrative services to the Partnership deemed necessary by the General Partner, including, without limitation, making any filings necessary on behalf of the Partnership in Delaware and such other jurisdictions in which the Partnership owns property or transacts business;

                          (r)       act as "tax matters partner" of the
Partnership for tax purposes;

                          (s)       cause the Partnership and/or the Company
or its subsidiaries to borrow money for Partnership or Company purposes, respectively, from such lenders, in such amounts, at such times and on such terms as the General Partner determines appropriate to repay, refinance and/or renegotiate such borrowings, and to grant security for such borrowings to the lender or lenders thereof, including pledging the Company Stock.

               5.1.2 Third parties dealing with the Partnership may rely conclusively upon any certificate of the General Partner to the effect that it is acting on behalf of the Partnership. The signature of the General Partner shall be sufficient to bind the Partnership, in every manner, to any agreement or on any document including, but nor limited to, documents drawn or agreements made in connection with the acquisition or disposition of any assets or properties in furtherance of the purposes of the Partnership.

               5.2 Restrictions on the Authority of the General Partner. Without the Consent of more than fifty percent (50%) in Interest of the Class A Limited Partners, the General Partner shall not have the authority (i) to admit a Person as a Partner, except as provided in this Agreement or (ii) to elect to dissolve the Partnership, except that no Consent of the Class A Limited Partners shall be required and the General Partner shall have the authority to elect to dissolve the Partnership as provided in Section 8.1. Without the Consent of more than fifty percent (50%) in Interest of the Class A Limited Partners, the General Partner shall not have the authority to offer and sell limited partnership Interests in the Partnership and admit such persons as additional Class A Limited Partners, except as provided in Section 3.5.3 hereof concerning the admission of any new Class B Limited Partners with respect to which the General Partner shall have authority to admit any such new Class B Partners in its sole and absolute discretion.

        5.3    Duties and Obligations of the General Partner.

               5.3.1 The General Partner shall take all action which may be necessary or appropriate for the continuation of the Partnership's valid existence as a limited partnership under the laws of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged.

               5.3.2 The General Partner shall at all times conduct its affairs and the affairs of the Partnership in such a manner that no Limited Partner, in its capacity as a limited partner, shall have any personal liability with respect to any Partnership liability or obligation, except as expressly assumed by any Limited Partner.

               5.3.3 The General Partner shall prepare or cause to be prepared, and shall file on or before the due date (or any extension thereof), any tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership (it being understood that the expenses of preparation and filing of such tax returns, and the amounts of such taxes, are expenses of the Partnership and not of the General Partner); provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as either the General Partner or the Partnership is in good faith and by appropriate legal proceedings, contesting the validity, applicability or amount thereof, and such contest does not materially endanger any right or interest of the Partnership.

        5.4    Other Business of Partners.

               5.4.1 The General Partner shall devote to the Partnership such time and effort as the General Partner determines shall be necessary to conduct the Partnership's business and affairs in an appropriate manner. Subject to the foregoing, any Partner and any Affiliate of any Partner may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with another, whether such ventures are competitive with the Partnership, or otherwise.

               5.4.2 Except as otherwise provided in this Section 5.4, neither the Partnership nor any Partner shall have any rights or obligations by virtue of this Agreement or the Partnership relation created hereby in or to any such independent ventures or in or to the income or profits or losses derived therefrom.

               5.4.3 The Limited Partners recognize and Consent that the General Partner or Affiliates of the General Partner (including LMI and its respective officers, directors, shareholders, partners and other Affiliates) may engage in other activities and may receive other fees and/or annual retainers from the Company and the Company's subsidiaries, including, but not limited to, the LMI Management Consulting Agreement and, except as specifically provided herein, neither the Partnership nor any Partner shall have any interest therein by virtue of this Agreement or the Partnership relation created hereby.

               5.4.4 Subject to the provisions of Section 5.2, the Limited Partners hereby further Consent that the General Partner may offer to any Limited Partner or Affiliate thereof or any other Person or Persons, in any capacity, the opportunity to invest in, or to make loans to, the Partnership, the Company or the Company's subsidiaries and no other Partner shall have any right to participate or any interest therein by virtue of this Agreement or the partnership relation created hereby.

        5.5    Compensation of General Partner.

               5.5.1 The General Partner shall not receive any salary, fees, profits, distributions or compensation from the Partnership, except as provided in Article IV and this Article V.

        5.6    Allocation of Expenses.

               5.6.1 The Partnership shall bear or pay from its own resources all expenses incurred in connection with the General Partner's rent and general office overhead, including clerical, bookkeeping and administrative costs, salaries of personnel, payroll taxes and employee costs related to such salaries, telephone charges, office supplies and office equipment expenses and other like expenses related to the Partnership. All Partnership Expenses (as defined below) shall be paid out of Cash Flow arising from short term investments, to the extent funds arising therefrom are available, and thereafter from other amounts of Cash Flow or, in the event of any insufficiency of Cash Flow in any Fiscal Year, shall be paid out of any other cash funds of the Partnership. To the extent the General Partner incurs any Partnership Expenses on behalf of the Partnership, the Partnership shall promptly reimburse the General Partner for such Partnership Expenses. Partnership Expenses shall include the following:

               (a) all filing fees or other similar fees payable from time to time in respect of this Agreement or the Partnership;

               (b) all taxes or governmental charges, all brokerage fees, commissions, bank charges, transfer fees, filing fees, lawyers' and accountants' costs, agents', consultants', experts, and other professional fees and any other duties, charges or fees, whether in connection with the constitution of, or increase in, Partnership assets or, the sale or purchase of, or proposed sale or purchase of, Partnership assets and which may have become or may be payable in respect of, or prior to, or upon the occasion of, the transaction or dealing, or attempted or proposed transaction or dealing;

               (c) all expenses incurred in relation to the registration of Partnership assets in the name of the General Partner or its nominee, or the custody of the documents of title thereto;

               (d) all taxes payable in respect of the acquisition of, holding of, or dealing with investments or other assets of the Partnership;

               (e) the remuneration and expenses of the Accountants and other costs incurred in connection with the preparation of the financial statements referred to in Section 12.2 hereof;

               (f) the costs of maintaining records and books of account in relation to the business of the Partnership referred to in Section 12.1;

               (g) any interest on, and other costs and expenses with respect to, borrowings effected pursuant to Article IX hereof;

               (h) all costs and expenses incurred in relation to convening and holding meetings of the Limited Partners pursuant to Article IX hereof;

               (i) all costs and expenses of, or incidental to, the preparation of amendments to this Agreement as referred to in Article VIII;

               (j) all costs and expenses of and incidental to the preparation and dispatch to Partners of all checks, warrants, reports, circulars, forms and notices and any other documents necessary or desirable in connection with the business and administration of the Partnership;

               (k) all costs and expenses incurred as a result of the termination of the Partnership and the realization of the Partnership assets;

               (l) the remuneration and expenses of legal counsel to the Partnership and any costs and expenses of any litigation involving the Partnership and the amount of any judgment or settlement paid in connection therewith, excluding, however the costs and expenses of any litigation, judgment or settlement in which the conduct of the General Partner is found to have violated the standard of conduct set forth in Section 5.7;

               (m) any other costs in connection with the organization or administration of the Partnership or otherwise that may be authorized by this Agreement or approved by the Consent of more than fifty percent (50%) in Interest of the Class A Limited Partners; and

               (n) all expenses incurred in the collection of Cash Flow.

        5.7 Exculpation; Indemnification of the General Partner by the Partnership. Neither the General Partner nor any of its Affiliates (including, but not limited to, LMI) nor its or their officers, directors, shareholders, partners, members, employees or agents (individually, an "Indemnitee" and collectively, "Indemnitees") shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Limited Partner for any loss, damage or tax liability incurred by reason of any act or omission performed or omitted by the Indemnitee on behalf of the Partnership, or in furtherance of the interests of the Partnership, provided that the Indemnitee committed no act of gross negligence or willful misconduct with respect to such acts or omissions. The Partnership, out of its assets and not out of the separate assets of the General Partner or any Limited Partner, shall indemnify and hold harmless, to the fullest extent permitted by law, the Indemnitee who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action by or in the right of the Partnership), by reason of any acts or omissions or alleged acts or omissions arising out of such Person's activities as General Partner, Affiliate, officer, director, shareholder, partner, member, employee or agent thereof, if such activities were performed either on behalf of the Partnership or in furtherance of the interests of the Partnership, against losses, damages and expenses for which such Person has not otherwise been reimbursed (including attorneys' fees and charges, judgments, fines and amounts paid in settlement) actually incurred by such Person in connection with such action, suit or proceeding, so long as such Person committed no act of gross negligence or willful misconduct with respect to such acts or omissions and, with respect to any criminal action or proceeding, had no reasonable cause to believe and did not believe his conduct was unlawful, and provided that the satisfaction of any indemnification and any holding harmless shall be from and limited to Partnership Assets and no Limited Partner shall have any personal liability on account thereof. The indemnification for attorneys' fees and charges contained herein shall include the legal costs incurred by a party to enforce its rights under this Agreement. The General Partner and LMI may consult with the Accountants and counsel to the Partnership in respect of Partnership affairs and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or Accountants. In determining whether an Indemnitee acted with the requisite degree of care, the Indemnitee shall be entitled to rely on reports and written statements of the directors, officers and employees of the Company unless the Indemnitee to be exculpated hereby had reason to believe that such reports or statements were not true and complete. For the purposes of this Section 5.7, the directors, officers and employees of the Company and its subsidiary corporations, if any, solely by reason of such positions, shall not be deemed to be Affiliates of the General Partner.

                                   ARTICLE VI
                TRANSFERABILITY OF THE GENERAL PARTNER'S INTEREST

        6.1 Assignment of the General Partner's Interest. Without the prior Consent of more than fifty percent (50%) in Interest of the Class A Limited Partners, the General Partner shall not after the date hereof enter into any agreement as a result of which any Person (other than Fund G.P., LMI, Corporate Fund G.P., a Person which is a partnership of which the General Partner, Fund G.P., Corporate Fund G.P., LMI or the general partner of the General Partner is the general partner, or which succeeds to the business, substantially as an entirety of the General Partner, Fund G.P., Corporate Fund G.P., LMI or the general partner of the General Partner or which is wholly-owned, directly or indirectly, by the General Partner, Fund G.P., Corporate Fund G.P., LMI or the general partner of the General Partner or which is another Affiliate of the General Partner, Fund or LMI) shall have all or any part of the general partnership interest in the Partnership. In connection with any assignment of all or any part of the General Partner's general partnership interest in the Partnership, an appropriate amendment to the Certificate shall be timely filed in accordance with the Act and the Partnership shall not be dissolved. The Limited Partners consent to the continuation of the business of the Partnership following any assignment of the General Partner's Interest to a person described in the parenthetical clause of the first sentence of this Section 6.1 and to the appointment of such Person as a substitute General Partner of the Partnership.

        6.2 Resignation or Withdrawal of the General Partner. Except in connection with an assignment permitted by Section 6.1, without the prior Consent of more than fifty percent (50%) in Interest of the Class A Limited Partners, the General Partner may not resign or withdraw from the Partnership. Except as required by the Act no event shall be deemed to be an "event of withdrawal" pursuant to Section 17-402 of the Act that is not expressly referred to in this Article VI.

        6.3 Removal of the General Partner. The General Partner may be removed only for Cause on not less than nine (9) months' notice from the Class A Limited Partners, or their representative duly appointed for the purpose of giving such notice, with the Consent of at least ninety percent (90%) in Interest of the Class A Limited Partners. "Cause" means the General Partner committed an act of gross negligence or willful misconduct.

        6.4 Incapacity of the General Partner. In the event of the Incapacity of the General Partner, the Partnership shall be dissolved, subject to the provisions of Section 6 5.

        6.5    Continuation of the Partnership.

               6.5.1 In the event of the Incapacity, removal, withdrawal or resignation of the General Partner, the Partnership shall be dissolved, unless the Class A Limited Partners shall, within ninety (90) days after the occurrence of any such event, elect, by the Consent of all the Class A Limited Partners, to continue the Partnership upon the same terms and conditions as are set forth in this Agreement, except as required by the last sentence of this Section 6.5.1. In the event the election described in the first sentence of this Section 6.5.1 is made, the Class A Limited Partners unanimously shall elect a new General Partner to serve as the General Partner of the Partnership, and such election shall be deemed to have occurred immediately prior to the occurrence of an event described in the first sentence of this Section 6.5.1. The newly appointed General Partner, if it so desires to serve, shall be required to purchase the interest of the prior General Partner for an amount equal to the greater of the Fair Market Value, or the liquidation value, thereof, determined by the Accountants.

               6.5.2 Upon the General Partner ceasing to be the General Partner of the Partnership as provided in this Agreement, other than in connection with an assignment permitted by Section 6.1 above, its liability as the General Partner shall cease as provided in Section 6.6, and the Partnership shall promptly file an amendment to the Partnership's Certificate and otherwise take all steps reasonably necessary under the Act to cause such cessation of liability.

               6.5.3 Upon the General Partner ceasing to be the General Partner of the Partnership as provided in this Agreement other than in connection with an assignment permitted by Section 6.1 above, the designees of the General Partner and its Affiliates shall tender their resignations from all directorships and officerships held by them in the Company and its subsidiaries, if any.

        6.6 Liability of a Withdrawn or Removed General Partner. Subject to the provisions concerning exculpation and indemnification contained in Section 5.7, a General Partner which shall become Incapacitated, withdraw, be removed or resign from the Partnership, shall remain liable for obligations and liabilities incurred by it as General Partner prior to the time such Incapacity, withdrawal, removal or resignation shall have become effective, but it shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such Incapacity, withdrawal, removal or resignation shall have become effective.

                                   ARTICLE VII
                 TRANSFERABILITY OF A LIMITED PARTNER'S INTEREST

        7.1 Restrictions on Transfer of Interests.

               7.1.1 Notwithstanding any other provisions of this Section 7.1, no Transfer of all or any fraction of a Class A Limited Partner's Interest may be made without (a) the prior written Consent of the General Partner, which Consent may be withheld for any reason in the General Partner's sole and absolute discretion, and (b) the receipt by the General Partner not less than ten (10) days prior to the date of any proposed transfer of a written opinion of responsible counsel (who may be counsel for the Partnership), satisfactory in form and substance to the General Partner to the effect that such Transfer would not result in any adverse legal or regulatory consequences to the Partnership or any Partner thereof, including but not limited to:

                          (i)       a violation of the Securities Act of
1933, as amended, or any "Blue Sky" laws or other securities or other laws or regulations of the United States or any state of the United States or any over jurisdiction applicable to the Partnership or the Interest to be transferred;

                          (ii)      the loss by the Partnership of its
status as a partnership for tax purposes; or

                          (iii)     the termination of the Partnership
pursuant to Section 708(b)(1)(B) of the Code; provided, however, that: clause
(i) of the foregoing provisions of this Section 7.1.1 shall not apply to a Transfer by a Limited Partner to a Person which succeeds to its business substantially as an entirety, or which, directly or indirectly, owns all the outstanding equity securities of such Limited Partner or is a wholly-owned subsidiary of such Limited Partner (or of the Person of which such Limited Partner, directly or indirectly, is a wholly-owned subsidiary); provided further, however, that the General Partner may not consent to the transfer of Interests of a Limited Partner who has a relationship with the General Partner as described in Section 3.03(9) of Revenue Procedure 89-12 as modified, supplemented or superseded in relevant part (a "Related Limited Partner") so as to reduce the aggregate Interest of such Related Limited Partner (after taking into account the proposed transfer) to less than 66% the original Interests of such Related Limited Partner. The General Partner agrees to cooperate with any Limited Partner making a Transfer by providing promptly such records and other factual information as may be reasonably requested with respect to any proposed Transfer. Each Limited Partner hereby severally agrees that it will not transfer all or any fraction of its Interest in the Partnership except as permitted by this Agreement.

               7.1.2 In no event shall all or any part of an Interest be transferred to a minor or an incompetent except in trust or by will or intestate succession.

               7.1.3 The transferring Class A Limited Partner agrees that it will pay all reasonable expenses, including attorneys' fees, incurred by the Partnership in connection with such Transfer.

               7.1.4 Any Person which acquires all or any fraction of the Interest of a Class A Limited Partner shall be obligated to pay to the Partnership the appropriate portion of any amounts thereafter becoming due in respect of the unpaid Capital Contributions committed to be made by its predecessor in interest and shall succeed to the appropriate part of the Capital Account of its predecessor in interest. Each Class A Limited Partner agrees that, notwithstanding the Transfer of all or any fraction of its Interest, as between it and the Partnership, it will remain liable for the unpaid Capital Contributions as required to be made with respect to its interest prior to the time, if any, when the purchaser, assignee or transferee of such Interest, or fraction thereof, is admitted as a Substituted Limited Partner.

               7.1.5 Notwithstanding anything herein to the contrary, in no event may an Interest of a Class A Limited Partner be transferred, unless such Interest represents either original aggregate Capital Contributions to the Partnership of at least $10,000 or such Limited Partner's entire Interest.

        7.2    Assignees.

               7.2.1 The Partnership shall not recognize for any purpose any purported Transfer of all or any fraction of the Interest of a Limited Partner, unless the provisions of Section 7.1 shall have been complied with and there shall have been filed with the Partnership a dated notice of such Transfer, in form satisfactory to the General Partner, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the agreement of the purchaser, assignee or transferee, satisfactory to the General Partner, to be bound by all the applicable terms and provision of this Agreement and (ii) represents that such Transfer was made in accordance with all applicable laws and regulations.

               7.2.2 Unless and until an assignee of an Interest becomes a Substituted Limited Partner, such assignee shall not be entitled to give Consents with respect to such Interest.

               7.2.3 Subject to Section 7.1.4 any Limited Partner which shall transfer all of its Interest shall cease to be a Limited Partner, except that, unless and until a Substituted Limited Partner is admitted in its stead, such assigning Limited

Partner shall retain the statutory rights of the assignor of a limited partner's interest under the Act.

               7.2.4 Anything herein to the contrary notwithstanding, both the Partnership and the General Partner shall be entitled to treat the assignor of an Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to it, until such time as a written assignment that conforms to the requirements of this Article VII has been received by the Partnership and accepted by the General Partner.

               7.2.5 A Person who is the assignee of all or any fraction of the Interest of a Limited Partner as permitted hereby but does not become a Substituted Limited Partner and who desires to make a further Transfer of such Interest, shall be bound by all of the provisions of this Article VII to the same extent and in the same manner as any Limited Partner desiring to make a Transfer of its Interest.

        7.3    Substituted Limited Partners.

               7.3.1 No Limited Partner shall have the right to substitute a purchaser, assignee, transferee, donee, heir, legatee, distributee or other recipient of all or any fraction of such Limited Partner's Interest as a Limited Partner in its place. Any such purchaser, assignee, transferee, donee, heir, legatee, distributee or other recipient of an Interest (whether pursuant to a voluntary or involuntary Transfer) shall be admitted to the Partnership as a Substituted Limited Partner only (i) with the written Consent of the General Partner which Consent may be withheld for any reason in the General Partner's sole discretion, (ii) by satisfying the requirements of Sections 7.1 and 7.2,
(iii) upon the receipt of all necessary governmental consents, and (iv) upon an amendment to this Agreement and the Certificate, if required, and the recording of all amendments and other documents required to be recorded in the proper records of each jurisdiction in which such recordation is necessary to qualify the Partnership to conduct business or to preserve the limited liability of the Limited Partners.

               7.3.2 Each Substituted Limited Partner, as a condition to its admission as a Limited Partner, shall execute and acknowledge such other instruments, in form and substance satisfactory to the General Partner, as the General Partner reasonably deems necessary or desirable to effectuate such admission and to confirm the agreement of the Substituted Limited Partner to be bound by all the terms and provisions of this Agreement with respect to the Interest acquired. All reasonable expenses, including attorneys' fees, incurred by the Partnership in this connection shall be borne by such Substituted Limited Partner.

               7.3.3 Until an assignee shall have been admitted to the Partnership as a Substituted Limited Partner pursuant to Section 7.3.1, such assignee shall be entitled to all of the rights of an assignee of a limited partnership interest under the Act.

        7.4 Incapacity of a Limited Partner. In the event of the Incapacity of a Limited Partner, the Partnership shall not terminate, and the Limited Partner's trustee in bankruptcy or other legal representative shall have only the rights of a transferee of the right to receive Partnership distributions applicable to the Interest of such Incapacitated Limited Partner as provided herein. Any Transfer from such trustee in bankruptcy or legal representative shall be subject to the provisions of this Agreement.

        7.5 Transfers During a Fiscal Year. In the event of the Transfer of a Partner's Interest at any time other than the end of a Fiscal Year, the distributive share of the various items of Partnership profit, income, gain, deduction, loss, credit and allowance computed for tax purposes shall be allocated between the transferor and the transferee in the ratio of the number of days in the Fiscal Year before and after the Transfer or in such other manner as the General Partner determines to be fair under the circumstances, including, without limitation, a closing of the books of the Partnership.

        7.6 Restrictions Upon Transfer of Class B Partners' Interests. Notwithstanding any other provisions of the Article VII and subject to the provisions of Section 3.5.3 hereof, in no event shall the Contingent Profits Interest or Vested Profits Interest of any Class B Limited Partner (or the resulting Designated Class B Management Stock distributed pursuant to Section 4.2) be transferable by such Class B Limited Partner, in whole or in part, without the prior written consent of the General Partner, which consent may be withheld for any reason whatsoever in the General Partner's sole and absolute discretion.

                                  ARTICLE VIII
           DISSOLUTION, LIQUIDATION AND TERMINATION OF THE PARTNERSHIP

        8.1 Dissolution. The Partnership shall be dissolved, upon the happening of any of the following events:

               (i) the expiration of its term;

               (ii) the failure of the Limited Partners to elect to continue the Partnership as provided, and upon the occurrence of an event specified in Section 6.5.1;

               (iii) at least three (3) months prior written notice to the Limited Partners of the election to dissolve the

        Partnership by the General Partner if at any time the Fair Market Value of the Partnership assets, less the face amount of the liabilities of the Partnership, shall be less than ten percent (10%) of the original Capital Contributions;

               (iv) the sale of or other disposition by the Partnership of all or substantially all of the Company Stock, and any other assets of the Partnership, unless the General Partner determines that the continued existence of the Partnership is necessary or desirable;

               (v) termination required by operation of law; or

               (vi) the Consent of the General Partner and fifty percent (50%) in Interest of the Class A Limited Partners.

Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Certificate has been canceled and the assets of the Partnership have been distributed as provided in Section 8.2.

        8.2    Liquidation.

               8.2.1 Upon dissolution of the Partnership, the General Partner or, if there is none, a Person selected by a majority in interest of the Limited Partners to act as a liquidating trustee (the "Liquidating Trustee") shall wind up the affairs of the Partnership and proceed within a reasonable period of time to sell or otherwise liquidate the assets of the Partnership (subject to Section
4.2.2 with respect to Designated Class B Management Shares) and, after paying or making due provision by the setting up of reserves for all liabilities to creditors of the Partnership, to distribute the assets among the Partners in accordance with the provisions for the making of distributions set forth in
Section 8.2.2 of this Agreement. Notwithstanding the foregoing, in the event that the General Partner or the Liquidating Trustee shall, in its absolute discretion, determine that a sale or other disposition of part or all of the Partnership's investments would cause undue loss to the Partners or otherwise be impractical or imprudent, and taking into consideration the Partnership's obligation to distribute Designated Class B Management Stock to Class B Limited Partners pursuant to Section 4.2 hereof, the General Partner or the Liquidating Trustee may either defer liquidation of, and withhold from distribution for a reasonable time, any investments or distribute part or all of such investments to the Partners, or to a liquidating trust for their benefit, in kind as provided in Sections 8.2.2 and 4.6 hereof.

               8.2.2 If the Fair Market Value of Partnership assets to be distributed in kind exceeds ("unrealized gain") or is less than ("unrealized loss") the Partnership basis in such assets, to the extent not otherwise recognized to the Partnership, such unrealized gain or unrealized loss shall be taken into account in computing income, losses and gains for such Fiscal Year for all purposes of crediting or charging the Capital Accounts of the Partners pursuant to Section 4.3 and this Section as if such assets had been sold for their Fair Market Value on the date of distribution. Thereupon, all of the assets of the Partnership, or the proceeds therefrom, shall be distributed or used as follows and in the following order of priority:

               (i) for the payment of the debts and liabilities of the Partnership, including, without limitation, any amounts due to the General Partner pursuant to Section 5.6, and the expenses of liquidation;

               (ii) to the setting up of any reserves which the General Partner or the Liquidating Trustee may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership; and

               (iii) to the Class A Limited Partners and the General Partner in an amount equal to the positive balances in their respective Capital Accounts as determined after taking into account all Capital Account adjustments for all of the Partnership's taxable years including the Partnership's taxable year during which such liquidation occurs; to the Class B Limited Partners, Designated Class B Management Stock shall be distributed in accordance with Section 4.2.2. The amount of such distribution in kind for such purposes of this Section 8.2.2(iii) shall be equal to the Fair Market Value of the assets so distributed; provided, however, that in no event shall the Class B Limited Partners be entitled to receive distributions of more shares of Designated Class B Management Stock than are distributable under Section 4.2.2, subject to Section 3.5.4.

               8.2.3 When the General Partner or the Liquidating Trustee has complied with the foregoing liquidation plan, the Partners shall execute, acknowledge and cause to be filed, in accordance with the Act and the laws of such jurisdictions in which the Partnership is qualified to transact business, an instrument or instruments evidencing the cancellation of the Certificate and termination of the Partnership.

                                   ARTICLE IX
                                   AMENDMENTS

        9.1    Adoption of Amendments; Limitations Thereon.

               9.1.1 By their execution of this Agreement, the Class A Limited Partners have thereby signified their approval of all Amendments to the Original Agreement set forth in this Agreement.

               9.1.2 This Agreement is subject to amendment only with the written Consent of the General Partner and more than fifty percent (50%) in Interest of the Class A Limited Partners; provided, however, that no amendment to this Agreement may:

               (a) increase the Capital Contributions required to be made by any Class A Partner or require any Partner to make a loan to the Partnership; convert a Limited Partner's Interest into a General Partner's Interest; modify the limited liability of a Limited Partner; or increase the liabilities or responsibilities of, or diminish the protections of, any Partner under this Agreement; in each case, without the Consent of each such affected Partner; and provided, further, that no amendment which would increase the Capital Contributions required to be made by any Partner may be adopted unless all of the Partners are offered the opportunity to increase their Capital Contributions on a pro rata basis;

               (b) alter the Interest of any Partner in income, gains, losses or distributions of the Partnership or amend or modify any portion of
        Article IV without the Consent of each Partner adversely affected by such amendment or modification; provided, however, that (i) neither the admission of additional Limited Partners and General Partners, nor (ii) the reallocation of the Contingent Profits Interest of any Class B Limited Partner nor the issuance of any such Contingent Profits Interest to any new Class B Limited Partner, nor (iii) the cancellation of any such Contingent Profits Interest of any Class B Limited Partner, by the General Partner, in its sole and absolute discretion in accordance with the provisions of this Agreement shall constitute such an alteration, amendment or modification;

               (c) amend or modify any provision of Article VII in a manner that would further restrict the transferability of a Class A Limited Partner's Interest without the Consent of all of the Limited Partners;

               (d) amend any provisions hereof which require the Consent, action or approval of a specified percentage in Interest of the Class A Limited Partners without the Consent of such specified percentage in Interest of the Class A Limited Partners;

               (e) cause the Partnership to lose its status as a partnership for federal income tax purposes; or

               (f) amend this Section 9.1.1 without the Consent of all of the Class A Limited Partners.

               9.1.3 Notwithstanding any provision hereof and in addition to any amendments otherwise authorized hereby, this

Agreement may be amended from time to time by the General Partner (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein; (ii) to cure any ambiguity or correct or supplement any provision hereof which may be inconsistent with any other provision hereof, or correct any printing, stenographic or clerical errors or omissions; (iii) to withdraw one or more Limited Partners, in accordance with the terms of this Agreement; (iv) to amend Schedule A or Schedule B hereto to provide any necessary information regarding any Partner; and (v) to reflect any change in the amount of the Capital Contribution of any Partner in accordance with the terms of this Agreement; provided, however, that no amendment shall be adopted pursuant to this Section
9.1.2 if (a) such amendment would alter the Interest of a Partner in income, gains or losses or distributions or is adverse to the Interests of the Limited Partners, or (b) such amendment would, in the opinion of counsel for the Partnership, alter or result in the alteration of the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes. The General Partner shall send each Limited Partner a copy of any amendment adopted pursuant to this Section 9.1.2.

               9.1.4 Upon the adoption of any amendment to this Agreement, the amendment shall be executed by the General Partner and all of the Limited Partners and shall be duly filed in the proper records of each jurisdiction in which filing is necessary for the Partnership to conduct business or to preserve the limited liability of the Limited Partners. Any such amendment may be executed by the General Partner on behalf of the Limited Partners pursuant to the power of attorney granted in Article X.

        9.2 Amendment of Certificate. In the event this Agreement shall be amended pursuant to this Article IX, the General Partner shall amend the Certificate to reflect such change if the General Partner deems such amendment to be necessary and shall make any other filings or publications required or desirable to reflect such amendment, including any required filing for recordation of the Certificate or other similar document.

                                    ARTICLE X
                          CONSENTS, VOTING AND MEETINGS

        10.1 Method of Giving Consent. Any Consent required by this Agreement may be given as follows:

               (a) by a written Consent given by the consenting Partner at or prior to the doing of the act or thing for which the Consent is solicited, provided that such Consent shall not have been nullified by either (i) notice to the General Partner by the Consenting Partner at or prior to the time of, or the negative vote by such Consenting Partner at, any meeting held to consider the doing of such act or thing, or (ii) notice to the General Partner by the Consenting

        Partner prior to the doing of any act or thing, the doing of which has not been made the subject of an approval at such a meeting; or

               (b) by the affirmative vote by the Consenting Partner to the doing of the act or thing for which the Consent is solicited at any meeting called and held to consider the doing of such act or thing.

        10.2 Meetings. Any matter (regardless of whether such matter requires the Consent of all or any of the Limited Partners pursuant to this Agreement) may be considered at a meeting of the Limited Partners held not less than twenty-eight (28) days after notice thereof shall have been given by the General Partner to all Limited Partners. Such notice (i) may be given by the General Partner, in its discretion, at any time, and (ii) shall be given by the General Partner within thirty (30) days after receipt by the General Partner of a request for such a meeting made by at least fifty percent (50%) in Interest of the Limited Partners. Any such notice shall state briefly the purposes, time and place of the meeting. All such meetings shall be held at the principal office of the Partnership or at such other reasonable place as the General Partner shall designate and during normal business hours.

        10.3 Record Dates. The General Partner may set in advance a date for determining the Limited Partners entitled to notice of and to vote at any meeting. No record date shall be more than sixty (60) days nor less than ten
(10) days prior to the date of the meeting to which such record date relates.

        10.4 Submissions to Limited Partners. The General Partner shall give all of the Limited Partners entitled to vote thereon notice of any proposal or other matter required by any provision of this Agreement or by law to be submitted for the consideration and approval of the Limited Partners or any class thereof. Such notice shall include any information required by the relevant provisions of this Agreement or by law. Neither the General Partner nor the Partnership shall solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Certificate or any Consent by the Limited Partners unless each Limited Partner entitled to vote thereon shall be informed thereof by the General Partner or the Partnership, as the case may be, and shall be afforded the opportunity of considering the same and shall be supplied with sufficient information to enable such Limited Partner to make an informed decision with respect thereto. Neither the General Partner nor the Partnership shall, directly or indirectly, pay or cause to be paid any remuneration, fee or other consideration to any Limited Partner for or as an inducement to the entering into by such Limited Partner of any waiver or amendment of any of the terms and provisions of this Agreement or the Certificate or the giving of any Consent, unless such remuneration is concurrently paid on the same terms, in proportion to their respective Limited Partner Interests, to all the then Limited Partners entitled to vote thereon.

        10.5 Class B Limited Partners. Notwithstanding any other provisions of this Article X, the Consent, vote or approval of any of the Class B Limited Partners shall not be required for any action taken, or proposed to be taken, by the General Partner under this Agreement, including without limitation, adoption of amendments to this Agreement in accordance with Article IX hereof, nor shall the Partnership be required to forward notice of any such proposed actions, amendments or meetings to any Class B Limited Partners, except in either case with respect to any such actions or amendments or proposed actions or amendments which would adversely affect the Vested Profits Interest in the Partnership of any such Class B Partner.

                                   ARTICLE XI
                                POWER OF ATTORNEY

        Each Partner, by its execution hereof, hereby irrevocably makes, constitutes and appoints the General Partner as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record, publish and file in such Partner's or such Partner's assignee's name, place and stead: (i) any and all counterparts of this Agreement and any and all amendments hereto to which such Partner is a signatory; (ii) the original certificate of limited partnership of the Partnership and all amendments thereto required or permitted by law or the provisions of this Agreement; (iii) all certificates and other instruments deemed advisable by the General Partner to carry out the provisions of this Agreement and any applicable law or to permit the Partnership to become or to continue as a limited partnership or partnership wherein the limited partners have limited liability in each jurisdiction where the Partnership may be doing business; (iv) all instruments that the General Partner deems appropriate to reflect a change or modification of this Agreement including, without limitation, the admission of additional Limited Partners, the substitution of any assignee as a Substituted Limited Partner or substituted General Partner, and the forfeiture by Limited Partners of their interests, pursuant to the provisions of this Agreement; (v) all conveyances and other instruments or documents deemed advisable by the General Partner, including without limitation, those to effect the dissolution and termination of the Partnership; (vi) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Partnership; (vii) any changes in this Agreement as are required or are desirable in the judgment of the General Partner in order to comply with the laws of Delaware or the Code; (viii) all insertions and/or corrections to any documents executed by such Partner in connection with such Partner's admission as a Limited Partner of the Partnership, including, without limitation, filling in blank addresses, dollar amounts, schedules of Capital Contributions and subscription agreements, if any, executed by such Partner; and (ix) all other instruments which may be required or permitted by law to be filed, recorded or published on behalf of the Partnership. Any person dealing with the Partnership may presume conclusively and rely upon the fact that any instrument referred to above is authorized, valid and binding, without further inquiry.

        The foregoing power of attorney:

               (a) is coupled with an interest, shall be irrevocable and shall survive the Incapacity of the Partner in respect of which such power of attorney may be exercised;

               (b) may be exercised by the General Partner, or the officers and directors of the general partner of the General Partner either by signing separately as attorney-in-fact for each Partner or, after listing all of the Partners executing an instrument, by a single signature of the General Partner, any such officer or director acting as attorney-in-fact for all of them; and

               (c) shall survive the delivery of an assignment by a Partner of the whole or any fraction of its Interest, except that, where the assignee of the whole of such Partner's Interest has been approved by the General Partner for admission to the Partnership as a Substituted Limited Partner, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the General Partner or the officers and directors of the general partner of the General Partner to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such substitution.

        Each Partner shall execute and deliver to the General Partner within fifteen (15) days after receipt of the General Partner's request therefor such further designations, powers-of-attorney and other instruments as the General Partner reasonably deems necessary to carry out the terms of this Agreement.

                                   ARTICLE XII
                 RECORDS AND ACCOUNTING; REPORTS; FISCAL AFFAIRS

        12.1   Records and Accounting.

               12.1.1 Proper and complete records and books of account of the business of the Partnership, including a list of the names, addresses and Interests of all Limited Partners, shall be maintained at the Partnership's principal place of business. Any Partner, or its duly authorized representative, shall be entitled to a copy of the list of names, addresses and Interests of the Limited Partners, provided such information shall be used only for Partnership purposes. Each Partner and its duly authorized representatives may visit and inspect any of the properties of the Partnership or the offices of the General

Partner, examine their books of account, records, reports and other papers (to the extent the same pertain to the Partnership) which are not legally required to be kept confidential or secret, make copies and extracts therefrom, and discuss the affairs, finances and accounts of the Partnership with the General Partner, all at such reasonable times and as often as may be reasonably requested.

               12.1.2 The books and records of the Partnership shall be kept in accordance with the accrual basis method of accounting and in such a way as shall permit the preparation of the financial statements referred to in Section
11.2.1. The accrual basis method of accounting shall be followed by the Partnership for tax purposes, and the taxable year of the Partnership shall be its Fiscal Year.

        12.2   Annual Reports.

               12.2.1 Within one hundred twenty (120) days after the end of each Fiscal Year, the General Partner shall cause to be delivered to each Class A Limited Partner and each Class B Limited Partner holding a Vested Profits Interest at any time during the Fiscal Year, an annual report containing the following:

               (a) financial statements of the Partnership, including, without limitation, a balance sheet as of the end of the Fiscal Year and statements of income, Partners' equity and cash flows for such Fiscal Year; and

               (b) a statement, in reasonable detail, showing the Capital Account of such Limited Partner and computing the distributions to such Limited Partner during such Fiscal Year.

               12.2.2 No value shall ever be attributed to the firm name of the Partnership, or the right of its use, or to the goodwill appertaining to the Partnership or its business, either during the continuation of the Partnership or in the event of its dissolution or termination. Liabilities shall be determined in accordance with the method of accounting employed by the Partnership and may include reserves for estimated accrued expenses and reserves for unknown or untaxed liabilities or contingencies.

        12.3 Tax Information. Within ninety (90) days after the end of each Fiscal Year, the General Partner will cause to be delivered to each Person who was a Partner at any time during such Fiscal Year a Form K-l and such other information, if any, with respect to the Partnership as may be necessary for the preparation of such Partner's income tax returns, including a statement showing such Partner's shares of income, gain or loss and credits for such Fiscal Year for income tax purposes.

        12.4 Partnership Funds. The funds of the Partnership may be deposited in the name of the Partnership in one or more bank accounts in one or more banks. Withdrawals therefrom shall be made upon such signature(s) as the General Partner may designate. No funds of the Partnership shall be kept in any account other than a Partnership account; funds shall not be commingled with the funds of any other Person; and the General Partner shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Partnership.

        12.5 Elections. The determination of the General Partner with respect to the treatment of any item or its allocation for federal, state or local tax purposes shall be binding upon all of the Partners so long as such determination shall not be inconsistent with any express term hereof and provided that the Accountants shall not disagree therewith.

        12.6 Other Information. With reasonable promptness, the General Partner will deliver, to the extent it may lawfully be disclosed, such other information available to the General Partner, including financial statements and computations, relating to the Partnership as any Limited Partner may from time to time reasonably request.

                                  ARTICLE XIII
             REPRESENTATIONS AND WARRANTIES OF THE LIMITED PARTNERS

        Each Limited Partner is fully aware that the Partnership and the General Partner are relying upon the truth and accuracy of the following representations by each of the Limited Partners. Each of the Limited Partners hereby represents and warrants that:

               (a) Such Limited Partner (i) if an individual, has full power and is legally competent to enter into the Agreement, (ii) if an entity is duly organized, validly existing and in good standing under the laws of its state or country of organization, has full power and authority to enter into this Agreement, and (iii) the execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute a violation of, or a default under, or conflict with, any conduct, commitment, agreement, understanding, arrangement or restriction of any kind to which such Limited Partner is a party or by which such Limited Partner is bound.

               (b) The Partnership has made available to such Limited Partner its advisors and designated representatives, if any, for a reasonable time prior to the execution hereof the opportunity to ask questions and receive answers concerning the terms and conditions of an investment in the Partnership and to obtain such information and documents which the Partnership possesses or can acquire without unreasonable effort or expense. Such Limited Partner, its advisors and designated representatives, if any, have received all such additional information requested. Such Limited Partner is not relying on the Partnership or the General Partner for guidance with respect to tax and other applicable laws of any jurisdiction or any other economic considerations.

               (c) Such Limited Partner is acquiring its Interest for its own account, for investment and not with a view to, or for resale in connection with, the distribution thereof or with any present intention of distributing or reselling any portion thereof.

               (d) This Agreement is the valid and binding obligation of such Limited Partner, enforceable against such Limited Partner in accordance with its terms.

                                   ARTICLE XIV
                                  MISCELLANEOUS

        14.1   Notices.

               14.1.1 Any notice to any Limited Partner shall be given at the address of such Partner set forth in Schedule A hereto or at such other mailing address of which such Limited Partner shall advise the General Partner in writing. Any notice to the Partnership or the General Partner shall be given at the principal office of the Partnership as set forth in Section 2.4. The General Partner may at any time change the location of such office. Notice of any such change shall be given to the Partners on or before the date of any such change.

               14.1.2 Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by first class mail, by overnight courier or by telex, telecopier or telegram, including by facsimile transmission, and any such notice shall be effective when actually given in person, if by hand, when transmitted, upon receipt of a legible facsimile transmission, if given by telecopier, when transmitted, upon receipt of a legible transmission, if given by telex or telegram, on the first business day after delivery when delivered by overnight courier, or on the third business day after the day when deposited with the United States mail, postage prepaid.

        14.2 Governing Law; Severability of Provisions. It is the intention of the parties that the internal laws of Delaware and, in particular, the provisions of the Act shall govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the Partners. If any portion of this Agreement shall be held to be invalid, the remainder of this Agreement shall not be affected thereby.

        14.3 Entire Agreement. This Agreement constitutes the entire agreement among the Partners; it supersedes any prior agreement or understanding among them, oral or written other than each Limited Partner's Subscription Agreement with respect to such Partner's Interest, which is hereby incorporated herein by reference. There are no representations, agreements, arrangements or understandings, oral or written between or among the Partners relating solely to the subject matter of this Agreement which are not fully expressed herein other than each Limited Partner's Subscription Agreement. This Agreement may not be modified or amended other than pursuant to Article IX.

        14.4 Headings, etc. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter.

        14.5 Binding Provisions. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, personal or legal representatives, permitted successors and assigns of the respective parties hereto.

        14.6 No Waiver. The failure of any Partner to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

        14.7 Confidentiality. Each Limited Partner will maintain the confidentiality of non-public information regarding the Partnership, the Company, the General Partner and any Affiliate of any of them received by such Limited Partner pursuant to this Agreement in accordance with such procedure, as it applies generally to information of this kind.

        14.8 No Right to Partition. Except as otherwise expressly provided in this Agreement, the Partners, on behalf of themselves and their shareholders, partners, heirs, executors, administrators, personal or legal representatives, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, to seek, bring or maintain any action in any court of law or equity for partition of the Partnership or any asset of the Partnership, or any interest which is considered to be Partnership property, regardless of the manner in which title to any such property may be held.

        14.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, provided that each such counterpart shall be executed by the General Partner.

        14.10 No Third Party Beneficiary. Nothing contained in this Agreement shall be deemed to create any third party beneficiary status or grant any rights to any Capital Contributions to any party who is not a Partner.


                           [INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Amended and Restated Agreement as of the date first above written.

                                        GENERAL PARTNER:

                                        CREDENTIALS II G.P. L.P.

                                        By:    Credentials II G.P., Inc.
                                               Its General Partner

                                               By:/s/ Thomas J. Maloney
                                                  ------------------------------
                                               Name: Thomas J. Maloney
                                               Title: President


CLASS B LIMITED PARTNERS                CLASS A LIMITED PARTNER:

/s/ DAVID C. THOMPSON                   LINCOLNSHIRE EQUITY FUND, L.P.
--------------------------------
David C. Thompson                       By: Lincolnshire Equity
                                            Partners, L.P.
                                            Its General Partner
--------------------------------
Charles C. Caudle                           By: Lincolnshire Equity,
                                                Inc.
/s/ VINEET PRUTHI                               Its General Partner
--------------------------------
Vineet Pruthi                                   By:/s/ Thomas J. Maloney
                                                  --------------------------
/s/ M. GERRARD KEEHAN                           Name:Thomas J. Maloney
--------------------------------                Title: Vice President
M. Gerrard Keehan

/s/ JAMES M. ROTHE
--------------------------------
James M. Rothe


--------------------------------
Donald L. Shea

/s/ MICHAEL L. COSSELL
--------------------------------
Michael L. Cossell

/s/ TONYA CARMICHAEL
--------------------------------
Tonya Carmichael

/s/ ROBERT T. RICHARDSON
--------------------------------
Robert T. Richardson

/s/ MARILYN SCHWARTZ
--------------------------------
Marilyn Schwartz


--------------------------------
John J. Adams

                                                                      Schedule A


                  CAPITAL CONTRIBUTIONS AND PROFIT PERCENTAGES
                                       OF
                        CSI INVESTMENT PARTNERS II, L.P.


                                                   Aggregate Capital             Profit
Name and Address of Partner                         Contribution(s)             Percentage
---------------------------                         ---------------             ----------
Credentials II G.P. L.P.                              20,000.00                    1%
c/o Lincolnshire Management, Inc.                     (11/07/96)
780 Third Avenue
New York, NY 10017                                    10,000.00
                                                      (04/14/97)

Class A Limited Partner
-----------------------

Lincolnshire Equity Fund, L.P.                      1,980,000.00                   99%
c/o Lincolnshire Management, Inc.                     (11/07/96)
780 Third Avenue
New York, NY 10017                                    990,000.00
                                                      (01/14/97)


                                                                      Schedule B

                            CLASS B LIMITED PARTNERS


               Name                                Contingent Profits Interest
               ----                                ---------------------------

        David C. Thompson                                       3.25
        Charles C. Caudle                                       0.10
        Vineet Pruthi                                           1.45
        M. Gerrard Keehan                                       1.50
        James M. Rothe                                          0.95
        Donald L. Shea                                          1.15
        Michael L. Cossell                                      0.75
        Tonya Carmichael                                        0.10
        Robert T. Richardson                                    0.25
        Marilyn Schwartz                                        0.25
        John J. Adams                                           0.25
                                                               -----
                                            TOTAL              10.00%